UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2018

DELANCO BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-55087	80-0943940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Burlington Avenue, Delanco, New Jersey, 08075

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (856) 461-0611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

A special meeting of the shareholders of Delanco Bancorp, Inc. (the “Company”) was held on April 24, 2018. The final results for the matters submitted to a vote of shareholders at the special meeting are as follows:

1.

The proposal to approve an Agreement and Plan of Reorganization, dated as of October 18, 2017, as amended on March 12, 2018, by and between the Company and First Bank providing for the merger of Delanco with and into FB Merger Corp., a New Jersey corporation and wholly owned subsidiary of First Bank (the “Merger”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
767,584	13,726	152	—

2.	The proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the completion of the Merger.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
725,397	39,902	16,163	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELANCO BANCORP, INC. (Registrant)

Date: April 25, 2018	By: /s/ James E. Igo
James E. Igo
Chairman, President and Chief Executive Officer